Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

M2i GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	37-1904036
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

885 Tahoe Blvd. Incline Village, NV	89451
(Address of Principal Executive Offices)	(Zip Code)

M2i Global, Inc.

Equity Incentive Plan

(Full title of the plan)

Doug Cole

Chairman and Chief Financial Officer

M2i Global, Inc.

885 Tahoe Blvd.

Incline Village, NV

(Name and address of agent for service)

(775) 909-6000

(Telephone number, including area code, of agent for service)

Copies to:

Darrin M. Ocasio, Esq.

Jesse L. Blue, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Telephone: (212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by M2i Global, Inc., a Nevada corporation (the “Company”) in connection with the registration of 67,891,402 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued pursuant to the Company’s 2025 Equity Incentive Plan (as amended, the “2025 Plan”) which such shares of Common Stock are reserved for issuance pursuant to future awards under the 2025 Plan. These additional shares have become reserved for issuance as a result of the operation of the “evergreen” provision in the Plan. Under the Plan, a total of 67,891,402 shares of Common Stock have been reserved for issuance upon the grant of awards and exercise of options to directors, officers, employees and consultants of the Company and of the Company’s affiliates, Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Prior Registration Statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein. Only those items of Form S-8 containing new information not contained in prior registration statements are presented herein.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Part I, and the Note to Part I of Form S-8 will be delivered to each of the participants in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), but these documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to eligible employers, non-employee directors and consultants pursuant to Rule 428(b) are available without charge by contacting: Attention: Doug Cole, M2i Global, 885 Tahoe Village, NV 89451 at dcole@m2icorp.com or (775) 909-6000.

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Investment in our common stock involves a high degree of risk. See “Risk Factors” contained in this prospectus on page 15, in our periodic reports filed from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus, and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense

The date of this Prospectus is July 21, 2025

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contains forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “Risk Factors,” beginning on page 15 of this prospectus. The risk factors included in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. As used in this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” “M2i,” and “our Company” refer to M2i Global, Inc., a Nevada corporation, and its subsidiaries.

This summary highlights information contained elsewhere in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the sections entitled “Risk Factors” beginning on page 15 and “Special Note Regarding Forward-Looking Statements” beginning on page 6.

Our Business

Our Vision

Our vision is to secure reliable access to critical minerals and metals for the U.S., its allies, and partners. We expect to accomplish this by developing a world-class portfolio of critical minerals and materials projects. The diversity of our portfolio will provide an integrated solution to the challenges facing the critical minerals and materials industry in the U.S.

Critical Minerals Underpin U.S. Economic Security and National Defense

The U.S. relies on critical minerals flow for its National Defense and Economic Security. The defense of our nation is contingent on the ability to manufacture the elements that collectively represent our national military power. Equally important is the critical mineral flow that fuels our nation’s economy, providing the elementary materials that support all technology innovation, manufacturing, and energy sectors, to name only a few.

The U.S. is dependent on foreign sources for almost all of the critical minerals that serve as the foundational building blocks for the industries that underpin our nation’s defense as well as those that are serving as the primary engine for our economic strength and growth.

These sectors are rapidly exposing vulnerabilities in the current supply chain. Our strategic focus is on securing a reliable supply of critical minerals essential for national defense, economic stability, advanced manufacturing, and energy infrastructure. Recent examples of these vulnerabilities are China’s announcements to ban export of important, dual use minerals, such as the announcement in December 2024 banning antimony, tungsten, and tantalum, as well as additional bans affecting tungsten and indium in February of 2025.

In the U.S., the Secretary of Interior pursuant to authority under the Energy Act of 2020, acting through the director of the U.S. Geological Survey, determines the list of critical minerals and materials. The final 2022 list of critical minerals includes the following 50 minerals: Aluminum, antimony, arsenic, barite, beryllium, bismuth, cerium, cesium, chromium, cobalt, dysprosium, erbium, europium, fluorspar, gadolinium, gallium, germanium, graphite, hafnium, holmium, indium, iridium, lanthanum, lithium, lutetium, magnesium, manganese, neodymium, nickel, niobium, palladium, platinum, praseodymium, rhodium, rubidium, ruthenium, samarium, scandium, tantalum, tellurium, terbium, thulium, tin, titanium, tungsten, vanadium, ytterbium, yttrium, zinc, and zirconium.

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The Energy Act of 2020 also requires the Secretary of Energy, acting through the Undersecretary for Science and Innovation, in conjunction with other departments, to determine the Critical Materials List. The Final 2023 Critical Materials list has 18, of which only four do not appear on the Critical Minerals List. The full list of critical materials includes aluminum, cobalt, copper*, dysprosium, electrical steel* (grain-oriented electrical steel, non-grain-oriented electrical steel, and amorphous steel), fluorine, gallium, iridium, lithium, magnesium, natural graphite, neodymium, nickel, platinum, praseodymium, terbium, silicon*, and silicon carbide* (asterisked materials are unique to the critical materials list).

The vital market for critical minerals and metals is the enabling component of the vital transition of the energy market. The infrastructure requirement for clean energy is dependent on the availability of the raw materials that these minerals represent.

The ability to generate, transmit, distribute, and store energy is at the center of all U.S. industrial capacity. Key examples that highlight the growing importance that critical minerals play in the increasing demand for energy are renewable energy generation, electric vehicle (EV) market growth, Artificial Intelligence (AI), data center expansion, cryptocurrency mining, among many other existing and developing industries.

Nickel, lithium, cobalt, and graphite are used in batteries. Rare-earth minerals such as neodymium and samarium are essential to the magnets of wind turbines and electric motors. supported by copper, nickel, and rare earths are also required for the robust energy infrastructure, power distribution, and thermal management demanded by the increasing demand for energy. Additional essential minerals like aluminum and neodymium are critical for transmission lines, transformers, and high-efficiency motors. An unstable supply of these minerals threatens the ability to meet the continued growth of demand for energy.

The chart in figure 1 depicts the projected growth of the demand for specific minerals that provide the base material for the manufacturing of electrical vehicle and energy storage batteries. The growth rate for projected demand in 2050 is presented using 2020 as the base of comparison (Source: https://www.iea.org/reports/the-role-of-critical-minerals-in-clean-energy-transitions; The Role of Critical Minerals in Clean Energy Transitions”).

Figure 1: Energy Storage Minerals

Predicted Growth Rate
Selected Minerals 2020-2050
45
40
35
30
25
20
15
10
5
0
42
25
21
19
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Lithium
Graphite
Cobalt
Nickel
Rare Earths

Many of these critical minerals are mined and processed in a small number of countries, as illustrated in the chart in Figure 2 (Source: “The global fight for critical minerals is costly and damaging,” Nature, July 19, 2023).

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Figure 2: Sources of Minerals

The current dependence on foreign sources for critical materials supply flow and minerals processing must be addressed in the short and mid-term to create a stable supply chain of these materials to support both the national and economic security of the U.S. The table (Figure 3) depicts the current level of foreign sources for critical minerals by industry (Source: U.S. Department of the Interior U.S. Geological Survey, MINERAL COMMODITY SUMMARIES 2023).

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Figure 3: Critical Minerals List Associated with Key Industries

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Our Organizational Chart

M2i’s structure will be built upon three separate business units with standalone P&Ls to carry on the Company’s objectives. Each P&L, led by a vice president, will work with a management team focused on implementing and building each business line and contribute respectively to the overall organization. The vice presidents will report to the president/chief executive officer of the Company. M2i will establish a finance department, staffed by a Director of Finance and Controller to ensure the effective and efficient management of funds, and to implement appropriate accounting controls.

M2i Mining, Processing, & Refining

The primary business purpose of M2i MPR is to develop and supply the U.S. sanctioned value chain of critical metals needed by the U.S. and its free trade partners. M2i MPR will supply the 50 critical minerals, including the rare earth elements (“REE”) as defined by the U.S. Geologic Survey in 2022, as well as the 18 critical materials defined by the U.S. Department of Energy in 2023. These minerals will be sourced globally from mines adhering to ethical and sustainable extraction principles and guidelines.

Strategic Alliances

The Company’s focus is to enter strategic alliances (“SAs”) to further its business objectives; namely through multiple mechanisms including asset acquisition and independent supply contracts. The SAs will likely be with companies that can expand our capability to extract minerals from existing mines, assist in implementing new mining projects, and develop and place into production new technologies and processes in extracting and processing minerals. Our efforts, and particularly our SAs will be focused on delivering guaranteed access to critical minerals and metals for national defense and economic security.

Currently, we have entered into a strategic alliance (SA) with Reforme Group (“Reforme”), an Australian mining and recycling company (the “SA Agreement”) wherein Reforme and M2i will create an Australian proprietary limited company (“M2iAust”) to source and trade critical metals and strategic minerals. It is currently anticipated that M2i and Reforme Group will each be equal shareholders in M2iAust. It is currently anticipated that the SA Agreement will enable us to capitalize on Reforme’s expertise in critical minerals. Reforme is an innovative Australian mining services, infrastructure, recycling, and renewables company with specialized expertise in the development of green and brown field mining projects with the demonstrated capability in end-to-end management of mine operations, processing, logistics and off-take negotiations.

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The SA will play a pivotal role in advancing the critical minerals supply chain and contributing to the global energy transformation. We expect that the SA will extract critical minerals from existing brownfield mines’ tailings utilizing a novel extraction technology and process developed by Reforme. Reforme’s technology includes mine remediation methods to return the site to a state that would satisfy government and community concerns. It is anticipated that Reforme will grant M2iAust a right of first refusal to enter into offtake agreements with Reforme or its related corporate bodies for any critical metals and strategic minerals extracted from mining tenements owned or controlled by Reforme. M2i will support the development of strategic resources by Reforme. Together, the companies will refer any third party off take opportunities in the Asia Pacific region for strategic resources to M2iAust. M2iAust will negotiate offtake agreements to secure offtake from Reforme and third parties for offtake which will be sold to M2i in subsequent offtake agreements. The SA has a term of 5 years unless agreed otherwise. By leveraging their combined expertise and resources, the partners intend to establish a more sustainable and efficient critical minerals ecosystem that fully aligns with the objectives outlined in the United States-Australian Climate, Critical Minerals, and Clean Energy Transformation Compact.

The Company’s subsidiary, U.S. Minerals and Metals Corp.,(“USMM”) has assigned its two contracts with Lyons Capital, LLC to the parent Company, M2i Global, Inc. On February 23, 2023, USMM, and Lyons Capital, LLC (“Lyons”) entered into a business development agreement wherein Lyons agreed to act as Senior Strategic and Business Development Advisor to USMM for a term of 10 years (the “BDA”). Lyons received, on January 2, 2024, and on the first business day of each year thereafter 10,000,000 shares of USMM’s common stock in exchange for a purchase price of $1,000 per year. The BDA may be terminated by either party for any reason effective upon the first business day of the calendar year following the termination notice provided at least 30 days in advance.

Lyons and USMM also entered into the Wall Street Conference Business Development Agreement on February 23, 2023 (the “WSCA”), which was also assigned to the parent Company, M2i Global, Inc. In the WSCA, Lyons agreed, for a term of 5 years, to provide USMM with a yearly event sponsorship, including a speaking slot at the Wall Street Conference organized by Lyons, and introductions to, among others, personnel for business development opportunities. In exchange, Lyons will receive $2,000,000 per year in either cash or shares of USMM.’s common stock (if elected, the issuance of shares will be issued at a purchase price of $200 per year).

Pursuant to the Agreement and Plan of Merger, dated as of May 12, 2023, and entered into by and among Inky, Inc. and U.S. M and M Acquisition Corp. and U.S. Minerals and Metals Corp., which is annexed hereto as exhibit 2.01 below, at the time of consummation of the merger, all shares of USMM were simultaneously converted into shares of M2i Global, Inc.’s common stock, and thus, any shares issued by USMM pursuant to the BDA or WSCA, as referenced above are now issued from M2i Global, Inc.

M2i Scrap & Recycling

M2i has identified an opportunity to establish a source of critical minerals from scrap and recycling of metals currently reaching their end of life in their current use. Small and medium sized scrap metal recycling yards present an opportunity as many are family owned, with a good solid business, but are reaching the end of their succession plan and will need to close or sell. The scrap and recycling businesses we are considering provide low risk with good cash flow. The S&R Division acquisitions are an early emphasis for M2i and will generate steady revenue and profit.

Critical metals are of vital importance for the defense sector across the air, sea, and land domains. For instance, tantalum is needed in warheads, and high-performing alloys used in fuselages of combat aircraft require niobium, vanadium, and molybdenum.

We see an opportunity to establish a closed-loop, transparent program for capturing and returning critical metals and minerals in the defense industrial supply chain. This program would encompass both new production and end-of-life systems, ensuring that these valuable resources are reused domestically rather than relying on foreign sources.

The defense supply chain presents a significant volume of critical metals that can be effectively recycled and reused. By tapping into this resource and establishing M2i as an efficient supplier of this service, we can capture a considerable market share. This opportunity arises from the fact that no recycling company, to our knowledge, has successfully accomplished this on a large scale thus far.

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M2i Government and Defense Industrial Base

M2i Government and Defense Industrial Base (“DIB”) is the business unit established with the goals of aligning U.S. policy in terms of industry requirements and national interests. The cornerstone of the value proposition of M2i DIB is the creation and management of the Strategic Minerals Reserve (“SMR”) in collaboration with the federal government to enable an uninterrupted supply of the most critical minerals and metals to mitigate the current and future vulnerabilities of this vital supply chain. We expect the SMR to augment or enhance the National Defense Stockpile.

M2i DIB will focus on two key efforts, the implementation of the SMR and the ongoing liaison with the government at the federal, state, and local levels. Critical to the success of the SMR will be the continuing dialogue with key congressional members. We have established congressional support in Nevada and are working to receive both an authorization in the annual National Defense Authorization Act as well as an appropriation of funding to enable the implementation of the M2i. DIB also aims to establish a collaboration with Hawthorne Army Depot, located in Hawthorne, Nevada, to obtain storage and administrative space to conduct a pilot demonstration.

The ongoing liaison with selected members of the congressional contingent from Nevada will act to ensure that the SMR pilot retains the focus of each respective office. We expect that the conclusion of a successful pilot will lead to the establishment of the second phase of the SMR, which is to build out the SMR to multiple locations, and to stockpile critical minerals that would extend supply beyond the DOD industry to private sector industry organizations in the event of a disruption to the flow of critical minerals.

Human Capital

Recruiting the right people will be critical to our success. We believe that the team of officers, directors and advisors that we have already assembled will provide a strong foundation for developing our business.

Financing Sources

We estimate that our first two years of operation will require $20-30 million. Our aim is to augment the capital raised with obtaining government funding to meet this need.

Competition

The Company, upon achieving its business objectives, believes it will be one of the only companies that operates across the full spectrum of the mineral and metals industry.

The rare earths mining and processing markets are capital intensive and competitive. Outside of the six (6) major rare earth producers in China, and those consolidated under their production quotas-there are only two other producers operating at scale, MP Materials and Lynas, which processes its rare earth materials in Malaysia. The Company’s competitors may have greater financial resources, as well as other strategic advantages to maintain, improve and possibly expand their facilities.

It is possible that when the Company achieves its anticipated production rates and other planned products, the increased competition could lead competitors to engage in predatory pricing behavior. Any increase in the amount of rare earth products exported from other nations, and increased competition, whether legal or illegal, may result in price reductions, reduced margins and loss of potential market share, any of which could materially and adversely affect our profitability.

Additionally, our potential Chinese competitors have historically been able to produce at relatively low costs due to domestic economic and regulatory factors, including less stringent environmental regulations. If we are not able to achieve the projected costs of production, then any strategic advantages that our competitors may have over us, such as lower labor and production costs, could have a material adverse effect on our business. As a result of these factors, we may not be able to compete effectively against current and future competitors.

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Many of the Company’s competitors, as well as potential competitors, possess substantially greater financial, marketing, personnel and other resources than the Company. The Company’s competitors and potential competitors include far larger, more established companies that have access to capital markets, and to other funding sources that may be unavailable to the Company. There can be no guarantee that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results, and financial condition.

Compliance with Government Regulation

Mining operations and exploration activities are subject to various national, state, and local laws and regulations in United States, as well as other jurisdictions, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters.

We believe that we are and will continue to be compliant in all material respects with applicable statutes and the regulations passed in the United States. There are no current orders or directions relating to our Company with respect to the foregoing laws and regulations.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	we are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2027 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Company Structure

M2i Global, Inc. is the parent company of two wholly-owned subsidiaries, U.S. Minerals and Metals Corp. and M2i, Inc. Currently, there are no operations anticipated for the subsidiaries but either may begin at a future date.

M2i’s structure is built upon three separate business units with standalone P&Ls to carry on the Company’s objectives. Each P&L is led by a vice president, who will work with a management team focused on implementing and building each effort into a business line, taking advantage of federal and state incentives, and building its own profit and loss contributions to the overall organization. The vice presidents report to the president/chief executive officer of the Company.

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Corporate Information

Our Common Stock is quoted on the OTCQB under the symbol “MTWO”.

Our principal executive offices are located at 885 Tahoe Blvd. Incline Village, NV 89451, and our telephone number is (775) 909-6000. Our main corporate website is located at https://www.m2icorp.com. The information on our website is not incorporated by reference into this prospectus.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully all of the information contained or incorporated by reference in this prospectus, including any risks in the section entitled “Risk Factors” contained in any supplements to this prospectus, our registration statement on Form S-1 (Registration No. 333-275687) filed on December 7, 2023, our offering circular on Form 1-A (File No. 024-12517) and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel, LLP, New York, New York.

EXPERTS

The audited consolidated financial statements of the Company as of and for the year ended November 30, 2024, included in our Annual Report on Form 10-K for the year ended November 30, 2024, have been audited by TAAD, L.L.P., independent registered public accounting firm, as stated in their report, and have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	our Annual Report on Form 10-K for the year ended November 30, 2024, filed on February 27, 2025;

●	our Quarterly Report on Form 10-Q for the three-month period ended February 28, 2025, filed on April 14, 2025; and our Quarterly Report on Form 10-Q for the three-month period ended May 31, 2025, filed on July 15, 2025

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

M2i Global, Inc.

Attention: Corporate Secretary

885 Tahoe Blvd.

Incline Village, NV 89451

(775) 909-6000

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You may also access the documents incorporated by reference in this prospectus through our website at https://www.m2i.global/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at https://www.m2i.global, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, https://www.m2i.global.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC, are incorporated herein by reference:

●	our Annual Report on Form 10-K for the year ended November 30, 2024, filed on February 27, 2025;

●	our Quarterly Report on Form 10-Q for the three-month period ended February 28, 2025, filed on April 14, 2025; and our Quarterly Report on Form 10-Q for the three-month period ended May 31, 2025, filed on July 15, 2025

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this Registration Statement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered hereby. Information in such future filings, updates and supplements the information provided in this Registration Statement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Doug Cole, c/o, M2i Global, Inc. 885 Tahoe Blvd. Incline Village, NV 89451. Our telephone number is (775) 909-6000.

Information about us is also available at our website at https://www.m2i.global/. The information in our website is not a part of this Registration Statement and is not incorporated by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Nevada Revised Statutes (the “NRS”) empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

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Pursuant to our Articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he/she is not entitled to be indemnified by the Company.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him/her against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

Item 7. Exemption From Registration Claimed.

The grant of our securities were issued as compensation awards or as enticement or incentive awards. These grants were exempt from registration pursuant to Section 4(2) of the Securities Act

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Item 8. Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description
2.1	Agreement and Plan of Merger, dated as of May 12, 2023 and entered into by and among Inky, Inc. and U.S. M and M Acquisition Corp. and U.S. Minerals and Metals Corp. (incorporated by reference to Exhibit 2.01 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 7, 2023)
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 7, 2023)
3.2	Certificate of Amendment to the Certificate of Incorporation of Inky Inc. dated May 8, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 7, 2023)
3.3	Articles of Merger dated as of May 18, 2023 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 7, 2023)
3.4	Certificate of Amendment to Articles of Incorporation dated June 8, 2023- Name Change (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 7, 2023)
3.5	Certificate of Designation of Series A Super-Voting Preferred Stock (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 7, 2023)
3.6	Bylaws (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 7, 2023)
4.1*	M2i Global, Inc. 2025 Equity Incentive Plan
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 7, 2023)
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in the Opinion filed as Exhibit 5.1)
23.2	Consent of TAAD, L.L.P
107	Filing Fee Table

Filed herewith*

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Incline Village, Nevada, on the 21st of July, 2025.

M2I GLOBAL, INC.

By:	/s/ Doug Cole
Doug Cole

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NATURE	TITLE	DATE

/s/ Alberto Rosende	Chief Executive Officer (Principal Executive Officer)	July 21, 2025
Alberto Rosende

/s/ Doug Cole	Executive Chairman, Chief Financial Officer (Principal Accounting and Financial Officer), Director	July 21, 2025
Doug Cole

/s/ Anthony Short	Director	July 21, 2025
Anthony Short

/s/ Doug MacLellan	Director	July 21, 2025
Doug MacLellan

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